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                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated August 28, 1996, in the Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A) and related Prospectus of the State Bond Cash Management Fund.



                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Kansas City, Missouri
September 30, 1996